UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2024, Leafly Holdings, Inc. (the "Company") announced its financial results for the three months and year ended December 31, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, Michael Blue tendered his resignation as a member of Leafly Holdings, Inc.'s (the "Company") Board of Directors (the "Board"), as chair of the Board, as chair and a member of the Board's Nominating and Corporate Governance Committee, and as a member of the Board's Audit Committee, with such resignation effective at the date and time that his successor is appointed and qualified or upon acceptance by the Board. Mr. Blue's resignation was not due to any disagreement with the Company or the Board on any matter relating to the Company's operations, policies, or practices.

Also on March 25, 2024, the Board appointed two new independent directors, Jeffrey Monat and Andres Nannetti, to the Board, and Mr. Blue's resignation was deemed effective upon such appointments. Messrs. Monat and Nannetti will fill the two Class III vacancies that resulted from Mr. Blue's and a former director's resignations and will each serve on the Board for a term expiring at the Company's 2024 annual meeting of stockholders (or until such time as their respective successors are elected and qualified). The Board has affirmatively determined that each of Messrs. Monat and Nannetti is an "independent director," as that term is defined in the Nasdaq rules. Mr. Monat will serve on the Board's Audit Committee and Nominating and Corporate Governance Committee. Mr. Nannetti will serve on the Board's Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, the Company's existing director, Alan Pickerill, was appointed to Chair of the Board.

Each of Messrs. Monat and Nannetti were not selected to serve on the Board under any arrangement or understanding between each of them and any other person. The Company is not aware of any transactions with either Messrs. Monat or Nannetti that would require disclosure under Item 404(a) of Regulation S-K. The Company has entered into a customary director indemnification agreement with each of Messrs. Monat and Nannetti.

Each of Messrs. Monat and Nannetti will participate in the Company's non-employee director compensation arrangements generally applicable to all of the Company's non-employee directors which, effective March 25, 2024, is based on the following schedule:

•
an annual $95,000 cash retainer for the Board chair
•
an annual $65,000 cash retainer for each Board member, other than Board chair
•
an annual cash committee chair retainer for each committee chair (incremental to annual cash retainers for Board chair/member):
o
Audit: $30,000
o
Compensation: $20,000
o
Nominating and Corporate Governance: $10,000
•
an annual cash committee member retainer for each committee member (incremental to annual cash retainers for Board chair/member, but not incremental to annual committee chair retainers) :
o
Audit: $20,000
o
Compensation: $12,500
o
Nominating and Corporate Governance: $7,500
•
an annual grant of 7,500 restricted stock units

Item 8.01 Other Events.

On March 28, 2024, the Company issued a press release announcing the appointment of Messrs. Monat and Nannetti to the Board. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 8.01 and in the accompanying Exhibit 99.2 is being furnished and shall not be deemed "filed" for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated March 28, 2024
99.2	Press Release dated March 28, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	March 28, 2024	By:	/s/ Suresh Krishnaswamy
Suresh Krishnaswamy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)